Exhibit 10.2

Eleventh Amendment to Third Amended and Restated Credit Agreement

This Eleventh Amendment to Third Amended and Restated Credit Agreement (this “Amendment”), dated as of December 22, 2025, is among Permian Resources Operating, LLC, a Delaware limited liability company (the “Borrower”); each of the other undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Lenders party hereto; and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S:

A. The Borrower, any Parent from time to time party thereto, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of February 18, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. Pursuant to the terms of that certain Master Reorganization Agreement, dated as of December 22, 2025 (such version, without giving affect to any amendments thereto that could reasonably be expected to be materially adverse to the interests of the Lenders, the “Master Reorganization Agreement”), among Permian Resources Corporation (“Old PubCo”), PRC NewCo Inc, a Delaware corporation (“Permian Holdings”), and PRC NewCo II Inc, a Delaware corporation (“Merger Sub”), Old PubCo intends to create a new public holding company in accordance with Section 251(g) of the General Corporation Law of the State of Delaware whereby (i) Permian Holdings will become a holding company of Old PubCo by merger of Merger Sub with and into Old PubCo, with Old PubCo surviving such merger as a direct, Wholly-Owned Subsidiary of Permian Holdings, (ii) each share of Old PubCo Class A Common Stock outstanding immediately prior to the Effective Time (as defined in the Master Reorganization Agreement) will be converted into one share of Class A Common Stock of Permian Holdings and (iii) each share of Class C Common Stock of Old PubCo outstanding immediately prior to the Effective Time (and after giving effect to the Old PubCo Class C Share Surrender (as defined in the Master Reorganization Agreement)) will be converted into one share of Class C Common Stock of Permian Holdings. In connection with the foregoing, certain existing shareholders of Old PubCo and members of management will surrender all of their shares of Old PubCo Class C Common Stock for no value and exchange all of their common units in the Borrower for newly issued shares of Permian Holdings Class A Common Stock on a one-for-one basis (collectively, the “Reorganization Transactions”). Immediately following consummation of the Reorganization Transactions, (a) Permian Holdings will be renamed “Permian Resources Corporation,” (b) Old PubCo will be renamed “Permian Resources Holdings Inc.”, (c) Permian Holdings (as renamed as Permian Resources Corporation) will be a Public Company, and (d) Permian Holdings (as renamed as Permian Resources Corporation) will directly or indirectly own approximately 95.7% of the aggregate Equity Interests in the Borrower.

C. The parties hereto desire to enter into this Amendment to, among other things, amend the Credit Agreement as set forth in Section 2 hereof in order to permit the Reorganization Transactions, which amendments will become effective as of the Amendment Effective Date.

D. The Administrative Agent and the Lenders party hereto have agreed, subject to the terms and conditions set forth herein, to enter into this Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Amendment Effective Date in the manner provided in this Section 2.

2.1 Amended and Restated Definitions. The following definitions contained in Section 1.02 of the Credit Agreement shall be amended and restated in their entirety to read in full as follows:

“Change in Control” means (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act) other than a Qualifying Owner shall (i) be a Beneficial Owner of or (ii) control, in each case, Equity Interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests, in each case, of Permian Resources Corporation, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Permian Resources Corporation by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the board of directors of Permian Resources Corporation or Old PubCo or (ii) appointed by directors so nominated, appointed or approved, (c) the failure of Permian Resources Corporation to directly or indirectly (i) own more than fifty percent (50%) of the Equity Interests of the Borrower with ordinary voting power to elect or appoint the managers of the Borrower or (ii) Control the Borrower, (d) the failure of the Parent (at any time that Parent is not the Borrower) to own directly or indirectly 100% of the Equity Interests in the Borrower or (e) the occurrence of a “change of control” or similar event with respect to any Permitted Junior Lien Debt, Permitted Senior Unsecured Notes, Permitted Pari Term Loan Debt or any Permitted Refinancing Debt in respect thereof.

“Index Debt” means, the senior, unsecured, long-term indebtedness for borrowed money of the Borrower or Parent, as applicable, that is not guaranteed by any other Person (other than Permian Resources Corporation, Old PubCo and the Guarantors) or subject to any other credit enhancement.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, any Intercreditor Agreement, each Fee Letter and the Security Instruments, in each case, as the same may be amended, modified, supplemented, restated or superseded from time to time.

“Parent” initially means the Borrower. If any Person directly or indirectly acquires one hundred percent (100%) of the outstanding Equity Interests in the Borrower and executes and delivers a Parent Joinder Agreement to the Administrative Agent, that Person will become Parent and the Borrower will automatically cease to be the Parent. In the event that two or more Persons directly or indirectly acquire one hundred percent (100%) of the outstanding Equity Interests in the Borrower and execute and deliver Parent Joinder Agreements to the Administrative Agent, unless the context otherwise requires, the Person that is the Public Company or otherwise at the top of the corporate structure shall be referred to as the “Parent” hereunder, and any direct Subsidiary of such Person shall be a Subsidiary of Parent.

“Permian Resources Corporation” means Permian Resources Corporation, a Delaware corporation formerly known as Permian, Inc. and a parent company of Old PubCo, together with its successors.

“Permitted Tax Distributions” means, (a) with respect to any taxable period (1) for which the Parent and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes, or (2) for which the Parent is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Parent and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Parent and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a standalone corporate group; provided that distributions pursuant to this clause (a) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Parent or any of its Restricted Subsidiaries for such purpose, and (b) without duplication of clause (a) and with respect to any taxable period for which the Parent is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (a)(2) above), distributions to the direct or indirect holders of the Equity Interests of the Parent, on a pro rata basis, at such times and in such amounts as necessary to enable each member of the Permian Resources Corporation Group, to timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities to the extent attributable to the Parent and its Subsidiaries (determined by taking into account any U.S. federal, state and/or local (as applicable) loss carryforwards and accounting for any limitations on such loss carryforwards of the Permian Resources Corporation Group attributable to its ownership of the Parent and its Subsidiaries for prior taxable periods).

2.2 New Definitions. The following definitions shall be added to Section 1.02 of the Credit Agreement in alphabetical order and shall read in full as follows:

“Eleventh Amendment” means that certain Eleventh Amendment to Third Amended and Restated Credit Agreement dated as of the Eleventh Amendment Effective Date among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Eleventh Amendment Effective Date” means December 22, 2025.

“New PubCo” means Permian Resources Corporation.

“Old PubCo” means Permian Resources Holdings Inc., a Delaware corporation formerly known as Permian Resources Corporation and a subsidiary of New PubCo, together with its successors.

“Permian Resources Corporation Group” means Permian Resources Corporation and each of its direct and indirect subsidiaries (including Old PubCo, but excluding the Borrower and its Subsidiaries).

“Public Company” means any Person with a class or series of Equity Interests that is traded on the New York Stock Exchange, the NASDAQ or any comparable stock exchange or similar market.

2.3 Amended and Restated Affirmative Covenants.

Clause (a) of Section 8.01 shall be amended and restated in its entirety to read as follows:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the fifth day after the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act, (i) at any time when Permian Resources Corporation (A) owns directly or indirectly more than 50% of the Equity Interests of the Borrower with ordinary voting power to elect or appoint the managers of the Borrower and is not the Parent and (B) owns no other material assets and has no other material operations other than those ancillary to its ownership of such Equity Interests and the Equity Interests of any direct or indirect parent of the Borrower, (1) Permian Resources Corporation’s audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year (or, in the case of the fiscal year ending December 31, 2025, Old PubCo’s consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing or that are otherwise reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than a “going concern” or other qualification that results from (i) the Applicable Maturity Date or the maturity date of any Permitted Senior Unsecured Notes, Permitted Junior Lien Debt, Permitted Pari Term Loan Debt or any Permitted

Refinancing Debt in respect thereof being scheduled to occur within one year of the time such opinion is delivered or (ii) any actual or prospective Default resulting from a failure to comply with Section 9.01) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Permian Resources Corporation (or, if applicable, Old PubCo) and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (2) the Borrower’s unaudited consolidated balance sheet and related statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and (ii) at any other time, as soon as available, but in any event in accordance with then applicable law and not later than one hundred twenty (120) days after the end of each fiscal year of the Parent (or, if the Parent or the Borrower is required to file such financial statements with the SEC at such time, on or before the fifth day after the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act), the Parent’s audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing or that are otherwise reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than a “going concern” or other qualification that results from (i) the Applicable Maturity Date or the maturity date of any Permitted Senior Unsecured Notes, Permitted Junior Lien Debt, Permitted Pari Term Loan Debt or any Permitted Refinancing Debt in respect thereof being scheduled to occur within one year of the time such opinion is delivered or (ii) any actual or prospective Default resulting from a failure to comply with Section 9.01) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

Clause (e) of Section 8.14 shall be amended and restated in its entirety to read as follows:

(e) Promptly following the direct or indirect acquisition by any Person of one hundred percent (100%) of the outstanding Equity Interests in the Borrower, the Borrower will give notice of such event to the Administrative Agent and the Borrower will cause each such Person to become a party to this Agreement by executing and delivering a Parent Joinder Agreement to the Administrative Agent. Pursuant to such Parent Joinder Agreement and the Guaranty Agreement as supplemented thereby, each such Person will guarantee the Indebtedness. Pursuant to such Parent Joinder Agreement and the Security Agreement as supplemented thereby, each such Person will grant liens and security interests in its personal property that constitutes Collateral, including all of its Equity Interests in the Borrower and any parent company thereof, as applicable, to secure the Indebtedness. In connection with the foregoing, the Parent will (i) deliver the original stock certificates, if any, evidencing its Equity Interests in the Borrower or such parent company, together with an appropriate undated stock power for each certificate duly executed in blank by such Person and (ii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

2.4 Amended and Restated Negative Covenants. Clause (a)(v) of Section 9.04 shall be amended and restated in its entirety to read as follows:

(v) the Parent may make Permitted Tax Distributions; provided that, such distributions shall be made quarterly and annually, based on the federal income tax obligations of the Permian Resources Corporation Group;

Section 3. Conditions Precedent. The effectiveness of this Amendment is subject to the following, which is expected to occur on or about January 7, 2026 (the “Amendment Effective Date”):

3.1 Counterparts. The Administrative Agent shall have received counterparts of this Amendment from (a) each of the Credit Parties and (b) the Majority Lenders.

3.2 Fees and Expenses. The Administrative Agent shall have received, to the extent invoiced, all fees and other amounts due and payable on or prior to the Amendment Effective Date (including all fees and other amounts due and payable to the Administrative Agent on account of the Lenders).

3.3 Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

3.4 Reorganization Transaction. The Reorganization Transactions shall have been consummated, or shall be consummated substantially concurrently with the effectiveness of this Amendment, in each case in accordance with the Master Reorganization Agreement.

Without limiting the generality of the provisions of Section 11.04 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 3 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 3 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent shall promptly notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

Section 4. Miscellaneous.

4.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment, and this Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document. From and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the matters provided for in Section 2, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the matters provided for in Section 2.

4.2 Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (d) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby, (e) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to this Amendment except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Credit Party of this Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally and (g) represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Amendment, no Borrowing Base Deficiency, Default or Event of Default exists.

4.3 Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic (e.g., .pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof. The execution and delivery of this Amendment shall be deemed to include electronic signatures on electronic platforms approved by the Administrative Agent, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such electronic signature shall be promptly followed by the original thereof.

4.4 No Oral Agreement. This written Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in this Amendment, the Credit Agreement and the other Loan Documents.

4.5 Governing Law. This Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

4.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement.

[Signature Pages Follow.]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:	PERMIAN RESOURCES OPERATING, LLC,
a Delaware limited liability company

	By:	/s/ Guy Oliphint
	Name:	Guy Oliphint
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Eleventh Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

GUARANTORS:	ATLANTIC EXPLORATION, LLC
CENTENNIAL RESOURCE MANAGEMENT, LLC
CL ENERGY, LLC
COLGATE II CORP, LLC
COLGATE ENERGY, LLC
COLGATE ENERGY DEVELOPMENT, LLC
PERMIAN MINERALS, LLC
COLGATE PRODUCTION, LLC
PERMIAN RANCHES, LLC
PERMIAN ROYALTIES, LP
PERMIAN RESOURCES MANAGEMENT, LLC
TUSKER MIDSTREAM, LLC
READ & STEVENS, INC.
EARTHSTONE OPERATING, LLC
SABINE RIVER ENERGY, LLC
EARTHSTONE PERMIAN LLC
INDEPENDENCE RESOURCES TECHNOLOGIES, LLC
EARTHSTONE ENERGY OPERATING, LLC
EARTHSTONE ENERGY ASSETS, LLC
EARTHSTONE OIL & GAS TEXAS, LLC
EARTHSTONE OIL & GAS NORTHERN DELAWARE, LLC
EARTHSTONE OIL & GAS HOLDINGS, LLC

	By:	/s/ Guy Oliphint
	Name:	Guy Oliphint
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Eleventh Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Dalton Harris
Name:	Dalton Harris
Title:	Authorized Officer

WELLS FARGO BANK, N.A.,
as a Lender and Issuing Bank

By:	/s/ Ken Kluba
Name:	Ken Kluba
Title:	Vice President

TRUIST BANK,
as a Lender and Issuing Bank

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Director

CITIBANK, N.A.,
as a Lender and Issuing Bank

By:	/s/ Todd Mogil
Name:	Todd Mogil
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and Issuing Bank

By:	/s/ Danielle Hudek
Name:	Danielle Hudek
Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Cameron Breitenbach
Name:	Cameron Breitenbach
Title:	Director

Signature Page to Eleventh Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Kimberly Miller
Name:	Kimberly Miller
Title:	Director

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Anisa Filipi Gioni
Name:	Anisa Filipi Gioni
Title:	Vice President

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender and Issuing Bank

By:	/s/ Jonathan Lee
Name:	Jonathan Lee
Title:	Managing Director

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:	/s/ Kevin A. James
Name:	Kevin A. James
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page to Eleventh Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

COMERICA BANK,
as a Lender

By:	/s/ Cassandra Lucas
Name:	Cassandra Lucas
Title:	Vice President

REGIONS BANK,
as a Lender

By:	/s/ Katie Hammons
Name:	Katie Hammons
Title:	Director

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

GOLDMAN SACHS BANK USA,
as a Lender

By:	/s/ Roopa Chandra
Name:	Roopa Chandra
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Karina Rodriguez
Name:	Karina Rodriguez
Title:	Authorized Signatory

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Signature Page to Eleventh Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

BOKF, NA, dba BANK OF TEXAS,
as a Lender

By:	/s/ Drew Krittenbrink
Name:	Drew Krittenbrink
Title:	Vice President

Signature Page to Eleventh Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC